Exhibit 99.1

Portland, Oregon

March 29, 2012

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED JANUARY 31, 2012

Cascade Corporation (NYSE: CASC) today reported its financial results for the fourth quarter ended January 31, 2012.

Overview

•	Net sales of $125.9 million for the fourth quarter of fiscal 2012 were 13% higher than net sales of $110.3 million for the prior year fourth quarter, excluding the impact of foreign currencies.

•	Net income was $13.2 million ($1.16 per diluted share) for the fourth quarter of fiscal 2012 compared to $3.7 million ($.33 per diluted share) for the fourth quarter of fiscal 2011.

•

Our facility in Australia was significantly damaged by flooding in January 2011 with continuing effects on our reported results. During the fourth quarter of fiscal 2012, we received net flood insurance proceeds of $2.9 million. The after tax impact of the proceeds was $2.0 million ($.18 per diluted share). During the fourth quarter of fiscal 2011 we incurred a $5.1 million pre-tax charge relating to the write down of inventory and fixed assets and other flood related costs. The after tax impact of this charge was $3.6 million ($.32 per diluted share).

Fourth Quarter Fiscal 2012 Summary

Summary financial results are outlined below (in thousands, except earnings per share):

Three Months Ended January 31	2012	2011	% Change
Net sales	$125,924	$110,348	14%
Gross profit	36,420	31,662	15%
Gross profit %	29%	29%
SG&A	20,759	20,545	1%
Australia flood costs (proceeds), net	(2,871)	2,978	—
European restructuring costs	—	1,222	(100%)
Operating income	18,532	6,917	168%
Operating income %	15%	6%
Interest expense, net	65	289	(78%)
Foreign currency loss, net	16	186	(91%)
Income before taxes	18,451	6,442	186%
Provision for income taxes	5,255	2,718	93%
Effective tax rate	28%	42%
Net income	$13,196	$3,724	254%
Diluted earnings per share	$1.16	$0.33	252%

Cascade Corporation

March 29, 2012

•

Consolidated net sales increased due primarily to higher sales volumes as a result of a strong lift truck market in the regions of the Americas, Europe and Asia Pacific. Details of the net sales increase over the prior year fourth quarter follow (in thousands):

	2012	Change %
Net sales change	$14,492	13%
Foreign currency change	1,084	1%

Total	$15,576	14%

•

Our consolidated gross profit percentage, excluding the impact of the Australia flood, was lower during fiscal 2012 compared to fiscal 2011. This was due to strategic pricing reductions in China and a higher percentage of lower margin products sold.

•	During the fourth quarter of fiscal 2012 and 2011 our consolidated results were impacted by the Australia flood as follows (in thousands):

	2012	2011
Operating income	$18,532	$6,917
Insurance proceeds	(3,027)	—
Inventory write down	—	2,167
Fixed asset write down	—	2,451
Other flood related costs	156	527

Operating income without flood impact	$15,661	$12,062

Operating income without flood impact %	12%	11%

•

The effective income tax rate in fiscal 2011 was higher, when compared to fiscal 2012, primarily as a result of taxes due in countries where we generated income and our inability to realize a tax benefit in several European countries where we incurred losses in the prior year.

Market Conditions

•

Percentage changes in lift truck industry shipments and orders, by region, as compared to the prior year are outlined below. Although lift truck unit data provides an indicator of the general health of the industry and our business over a six to twelve month period, they do not necessarily correlate directly with the demand for our products on a quarterly basis.

	Shipments Q4 FY12 vs Q4 FY11	Orders Q4 FY12 vs Q4 FY11
Americas	30%	6%
Europe	22%	10%
Asia Pacific	25%	23%
China	(1%)	(16%)
Global	17%	3%

Cascade Corporation

March 29, 2012

•

We expect the lift truck market for the Americas and Asia Pacific regions to experience modest growth during fiscal 2013. The outlook for Europe in fiscal 2013 appears to be stable, however, events surrounding the European debt crisis and other economic factors in Europe could have an affect on the market. China is currently experiencing a slowdown of lift truck shipments, which could result in lower lift truck shipment levels during fiscal 2013 than was experienced in fiscal 2012.

Americas Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2012	2011	% Change
Net sales	$68,328	$58,994	16%
Transfers between areas	4,851	5,549	(13%)

Net sales and transfers	73,179	64,543	13%
Gross profit	21,347	19,209	11%
Gross profit %	29%	30%
SG&A	11,909	11,786	1%

Operating income	$9,438	$7,423	27%

Operating income %	13%	12%

•

Net sales increased 16%, excluding the impact of currency changes, primarily due to higher sales volumes as a result of a strong lift truck market in the Americas and sales price increases. Details of the change in net sales over the prior year quarter follow (in thousands):

	2012	Change %
Net sales change	$9,329	16%
Foreign currency change	5	—

Total	$9,334	16%

•	The gross profit percentage decreased slightly during fiscal 2012 due to higher sales of lower margin products.

Cascade Corporation

March 29, 2012

Europe Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2012	2011	% Change
Net sales	$25,584	$21,214	21%
Transfers between areas	244	147	66%

Net sales and transfers	25,828	21,361	21%
Gross profit	4,643	3,721	25%
Gross profit %	18%	17%
SG&A	4,443	4,922	(10%)
European restructuring costs	—	1,222	—

Operating income (loss)	$200	$(2,423)	—

Operating income (loss) %	1%	(11%)

•

Net sales increased 22%, excluding the impact of currency changes, due to higher sales volumes as a result of a strong lift truck market and price increases. Details of the net sales increase over the prior year quarter follow (in thousands):

	2012	Change %
Net sales change	$4,623	22%
Foreign currency change	(253)	(1%)

Total	$4,370	21%

•	Selling and administrative costs decreased during fiscal 2012 mainly due to lower personnel costs as a result of our restructuring efforts in recent years.

•	Fiscal 2011 results include $1.2 million of restructuring costs primarily related to the closure of certain European sales offices and a building write-down in Germany.

Cascade Corporation

March 29, 2012

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2012	2011	% Change
Net sales	$18,293	$15,270	20%
Transfers between areas	24	9	167%

Net sales and transfers	18,317	15,279	20%
Gross profit	4,956	1,893	162%
Gross profit %	27%	12%
SG&A	2,782	2,373	17%
Australia flood costs (proceeds), net	(2,871)	2,978	—

Operating income (loss)	$5,045	$(3,458)	—

Operating income (loss) %	28%	(23%)

•

Net sales increased 15%, excluding the impact of currency changes, due to higher sales volumes as a result of a strong lift truck market throughout the region. Details of the net sales increase over the prior year quarter follow (in thousands):

	2012	Change %
Net sales change	$2,298	15%
Foreign currency change	725	5%

Total	$3,023	20%

•

The gross profit percentage during fiscal 2011 includes a $2.2 million inventory write off as a result of the flooding in Australia. Excluding the inventory write off, the 2011 gross profit percentage was consistent with 2012.

•	Selling and administrative costs increased during fiscal 2012 due to higher personnel and marketing costs.

•	During the fourth quarter of fiscal 2012 and 2011 our results in Asia Pacific were impacted by the Australia flood as follows (in thousands):

	2012	2011
Operating income (loss)	$5,045	$(3,458)
Insurance proceeds	(3,027)	—
Inventory write down	—	2,167
Fixed asset write down	—	2,451
Other flood related costs	156	527

Operating income without flood impact	$2,174	$1,687

Operating income without flood impact %	12%	11%

Cascade Corporation

March 29, 2012

China Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2012	2011	% Change
Net sales	$13,719	$14,870	(8%)
Transfers between areas	7,494	6,072	23%

Net sales and transfers	21,213	20,942	1%
Gross profit	5,474	6,839	(20%)
Gross profit %	26%	33%
SG&A	1,625	1,464	11%

Operating income	$3,849	$5,375	(28%)

Operating income %	18%	26%

•	Net sales decreased 12%, excluding currency changes, due to a softening of the lift truck market in China. Details of the change in net sales over the prior year quarter follow (in thousands):

	2012	Change %
Net sales change	$(1,758)	(12%)
Foreign currency change	607	4%

Total	$(1,151)	(8%)

•	Transfers to other Cascade locations increased due to higher global demand.

•	The gross profit percentage decreased due to strategic pricing reductions, higher personnel costs and a higher percentage of sales of lower margin products.

•	Selling and administrative costs increased 6%, excluding foreign currency changes, due to higher local business taxes and personnel costs.

Cascade Corporation

March 29, 2012

Fiscal Year Ended January 31, 2012 Summary

•	Results and comments for the fiscal years ended January 31, 2012 and 2011 are as follows (in thousands, except earnings per share):

Year Ended January 31	2012	2011	% Change
Net sales	$535,767	$409,858	31%
Gross profit	169,287	122,688	38%
Gross profit %	32%	30%
SG&A	84,984	76,197	12%
Australia flood costs (proceeds), net	(3,137)	2,978	—
European restructuring costs	25	1,237	(98%)
Operating income	87,415	42,276	107%
Operating income %	16%	10%
Interest expense, net	542	1,803	(70%)
Foreign currency loss, net	1,053	938	12%
Income before taxes	85,820	39,535	117%
Provision for income taxes	22,774	18,129	26%
Effective tax rate	27%	46%
Net income	$63,046	$21,406	195%
Diluted earnings per share	$5.58	$1.93	189%

•

Consolidated revenue was 27% higher than the prior year, excluding the impact of currency changes, due to higher sales volumes in all regions as a result of a strong global lift truck market. Details of the revenue increase follow (in thousands):

Americas	$73,037	18%
Europe	16,298	4%
Asia Pacific	11,397	3%
China	9,062	2%
Foreign currency changes	16,115	4%

Total	$125,909	31%

•

SG&A expenses in fiscal 2012 were 8% higher, excluding the impact of currency changes, due to increased personnel costs and consulting fees. Regional details of the increase in SG&A expense follows (in thousands):

Americas	$4,792	6%
Europe	(308)	—
Asia Pacific	618	—
China	1,122	2%
Foreign currency changes	2,563	4%

Total	$8,787	12%

Cascade Corporation

March 29, 2012

Other Matters:

•	On March 27, 2012, our Board of Directors declared a quarterly dividend of $0.35 per share, payable on May 10, 2012 to shareholders of record as of April 25, 2012.

•	Our annual shareholder meeting will take place on Wednesday, June 6, 2012 at 10:00 a.m., Pacific time, at our corporate headquarters in Fairview, Oregon.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from results expressed or implied by forward-looking statements in this release or in any other forward-looking statements made by us, or on our behalf. These factors include among others, the affects of general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Thursday, March 29, 2012 at 2:00 pm PDT. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing 800-762-8779, International callers can access the call by dialing 480-629-9645. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing 800-406-7325 and entering passcode 4523594, or internationally, by dialing 303-590-3030 and entering passcode 4523594.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Cascade Corporation

March 29, 2012

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited — in thousands, except per share amounts)

	Three Months Ended January 31		Twelve Months Ended January 31
	2012	2011	2012	2011
Net sales	$125,924	$110,348	$535,767	$409,858
Cost of goods sold	89,504	78,686	366,480	287,170

Gross profit	36,420	31,662	169,287	122,688
Selling and administrative expenses	20,759	20,545	84,984	76,197
Australia flood costs (proceeds), net	(2,871)	2,978	(3,137)	2,978
European restructuring costs	—	1,222	25	1,237

Operating income	18,532	6,917	87,415	42,276
Interest expense, net	65	289	542	1,803
Foreign currency loss, net	16	186	1,053	938

Income before provision for income taxes	18,451	6,442	85,820	39,535
Provision for income taxes	5,255	2,718	22,774	18,129

Net income	$13,196	$3,724	$63,046	$21,406

Basic earnings per share	$1.20	$0.34	$5.74	$1.97

Diluted earnings per share	$1.16	$0.33	$5.58	$1.93

Basic weighted average shares outstanding	11,017	10,909	10,988	10,884
Diluted weighted average shares outstanding	11,329	11,150	11,293	11,104

Cascade Corporation

March 29, 2012

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	January 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$24,928	$25,037
Accounts receivable, less allowance for doubtful accounts of $1,211 and $1,196	77,752	66,497
Inventories	86,660	67,041
Deferred income taxes	3,822	5,001
Assets available for sale	7,572	8,610
Prepaid expenses and other	11,353	11,170

Total current assets	212,087	183,356
Property, plant and equipment, net	71,439	66,978
Goodwill	88,174	88,708
Deferred income taxes	18,964	16,606
Other assets	3,895	3,531

Total assets	$394,559	$359,179

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$99	$—
Current portion of long-term debt	590	548
Accounts payable	28,280	23,905
Accrued payroll and payroll taxes	9,473	9,299
Accrued incentive pay	2,496	2,868
Other accrued expenses	15,580	11,612

Total current liabilities	56,518	48,232
Long-term debt, net of current portion	4,950	41,789
Accrued environmental expenses	2,279	3,198
Deferred income taxes and other tax liabilities	8,626	6,200
Employee benefit obligations	8,228	7,864
Other liabilities	3,231	3,340

Total liabilities	83,832	110,623

Commitments and contingencies
Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 11,088 and 10,972 shares issued and outstanding	5,544	5,486
Additional paid-in capital	13,252	9,254
Retained earnings	251,280	198,194
Accumulated other comprehensive income	40,651	35,622

Total shareholders’ equity	310,727	248,556

Total liabilities and shareholders’ equity	$394,559	$359,179

Cascade Corporation

March 29, 2012

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited—in thousands)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$13,196	$3,724	$63,046	$21,406
Adjustments to reconcile net income to net cash provided by operating activities:
Fixed asset write offs due to restructuring	—	1,034	—	1,034
Asset write offs due to (recovery from) Australia flooding	—	4,618	(147)	4,618
Depreciation and amortization	2,474	2,509	9,982	10,136
Share-based compensation	570	516	2,486	2,654
Deferred income taxes	(472)	1,332	(1,917)	3,106
Tax effect on share-based compensation	(432)	152	(693)	545
Loss (gain) on disposition of assets, net	6	(29)	(140)	(49)
Changes in operating assets and liabilities:
Accounts receivable	6,759	7,036	(11,035)	(13,959)
Inventories	(2,758)	(2,794)	(19,661)	(4,371)
Prepaid expenses and other	6,628	(1,325)	(91)	(4,060)
Accounts payable and accrued expenses	(2,497)	338	6,182	2,225
Income taxes payable and receivable	596	(256)	2,684	5,516
Other assets and liabilities	1,204	(1,072)	3,523	(1,023)

Net cash provided by operating activities	25,274	15,783	54,219	27,778

Cash flows from investing activities:
Capital expenditures	(4,227)	(2,332)	(13,417)	(6,047)
Proceeds from disposition of assets	278	75	1,452	1,257
Acquisition of intangible assets	(1,450)	—	(1,450)	—

Net cash used in investing activities	(5,399)	(2,257)	(13,415)	(4,790)

Cash flows from financing activities:
Payments on long-term debt	(31,146)	(16,136)	(108,569)	(70,770)
Proceeds from long-term debt	14,500	2,500	71,500	56,250
Notes payable to banks, net	(533)	(709)	102	(2,975)
Cash dividends paid	(2,770)	(1,096)	(9,960)	(2,959)
Common stock issued under share-based compensation plans	68	55	877	69
Tax effect on share-based compensation	432	(152)	693	(545)

Net cash used in financing activities	(19,449)	(15,538)	(45,357)	(20,930)

Effect of exchange rate changes	4,707	852	4,444	2,778

Change in cash and cash equivalents	5,133	(1,160)	(109)	4,836
Cash and cash equivalents at beginning of period	19,795	26,197	25,037	20,201

Cash and cash equivalents at end of period	$24,928	$25,037	$24,928	$25,037